EXHIBIT 10.34

July 15, 2022

Lee Meiner

[Home Address]

Dear Lee:

We are pleased to confirm the following updates to the terms of your employment with Vince, LLC (“Vince” or the “Company”), effective immediately:

Position Title

Effective, July 18, 2022, your position title shall be: Chief People Officer

All other terms of your employment shall remain the same pursuant to the employment letter, dated May 23, 2019 and accepted by you on May 27, 2019, as amended on March 1, 2021 (collectively, the “Employment Agreement”), including the at-will nature of your employment. In the event of inconsistency between the terms of this letter and the Employment Agreement, the terms of this letter shall govern.

I look forward to your continued success!

[Signature page to follow.]

500 5th Avenue, 20th Floor NYC 10110

Sincerely,

/s/ Jonathan E. Schwefel	July 15, 2022
Jonathan “Jack” Schwefel	Date
Chief Executive Officer

Agreed & Acknowledged

/s/ Lee Meiner	July 15, 2022
Lee Meiner	Date

500 5th Avenue, 20th Floor NYC 10110